EXHIBIT 99.1

      The Middleton Doll Company Reports Second Quarter Results

    PEWAUKEE, Wis.--(BUSINESS WIRE)--Aug. 16, 2004--The Middleton Doll Company (OTCBB:DOLL) today reported a consolidated net loss of $852,439 or $0.23 per diluted share for the second quarter of 2004, compared to a consolidated net loss of $502,748 or $0.13 per diluted share for the second quarter of 2003. The consolidated results for the second quarter of 2004 reflect earnings of $197,699 in the company's financial services segment and a loss of $1,050,138 in the consumer products segment.
    For the first six months of 2004, the company reported a consolidated net loss of $1,573,375 or $0.42 per diluted share, compared to a consolidated net loss of $21,503 or $0.01 per diluted share for the same period in 2003. The consolidated results for the first half of 2004 reflect earnings of $472,938 in the financial services segment and a loss of $2,046,313 in the consumer products segment.
    George R. Schonath, president and chief executive officer of The Middleton Doll Company, said sales in the company's consumer products segment, which includes its Lee Middleton Original Dolls subsidiary, decreased as a result of the reduced consumer demand for collectible dolls.
    Schonath noted that the collectible dolls sold in the first half of 2004 were produced at the company's higher-cost manufacturing facility in Belpre, Ohio. "We anticipate that we will begin to realize the benefits of our manufacturing alliance in China during the second half of 2004," said Schonath.
    "In July, we released our first series of Artist Studio Collection(R) dolls produced in China. The quality of these dolls is consistent with the high standards that are the foundation of our company's name and reputation. The feedback we have received from dealers is very positive," said Schonath.
    Schonath said that the company's three Newborn Nursery Adoption Centers, developed by Lee Middleton Original Dolls, Inc. for department stores owned by the Saks Department Store Group, are now open. The centers are located at a Parisian store in Birmingham, Ala., a Proffitt's store in Chattanooga, Tenn., and a Younkers store in Des Moines, Iowa. The Newborn Nursery Adoption Centers are located in proximity to the children's departments and provide an opportunity for little girls to experience the "adoption" of their very own lifelike baby doll in a simulated hospital nursery.
    As previously announced, the company's Lee Middleton Original Dolls subsidiary won a copyright infringement verdict against Seymour Mann, Inc., a New York-based importer of dolls and other products. The jury determined that certain dolls sold by Seymour Mann contained unauthorized copies of copyrighted face, hand and foot sculptures created exclusively for Lee Middleton Original Dolls, Inc. by renowned doll artist Reva Schick. "We are pleased with the verdict on the copyright claim. We will continue to pursue each infringement of our copyrights to the full extent allowed by law," said Schonath.
    "We are optimistic that sales to our Newborn Nursery Adoption Centers will increase and that our operating results will improve," said Schonath.

    The Middleton Doll Company operates in two segments, consumer products and financial services. The company's consumer products segment is comprised of Lee Middleton Original Dolls, Inc., a designer, manufacturer and marketer of lifelike collectible and play dolls, and License Products, Inc., a designer and marketer of clocks and home decor products that are sold to major national retailers. The company's financial services subsidiary is a real estate investment trust (REIT).

    This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company's management and on information currently available to management, are generally identifiable by the use of words such as "believe," "expect," "anticipate," "plan," "intend," "estimate," "may," "will," "would," "could," "should," or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events. A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. Significant risks and uncertainties include (i) the continuing effect of adverse economic conditions and (ii) the effect of increasing competition in the collectible doll market. Additional information concerning the Company and its business, including factors that could materially affect the Company's financial results, is included in the Company's filings with the Securities and Exchange Commission.

    The Middleton Doll Company news releases are available on-line 24 hours a day at: http://www.middletondollcompany.com


                      The Middleton Doll Company
                             (OTCBB:DOLL)
                              (Unaudited)

STATEMENTS OF OPERATIONS BY SEGMENT
-----------------------------------

                     Three months ended            Six months ended
                           June 30,                      June 30,
                       2004          2003          2004          2003
                       ----          ----          ----          ----

STATEMENTS OF OPERATIONS BY SEGMENT
-----------------------------------

Consumer Products:
Net sales        $2,733,153    $3,306,943    $5,557,201    $7,218,811
Cost of sales     2,241,051     2,333,407     4,156,294     4,540,806
                 ----------    ----------    ----------    ----------
   Gross profit     492,102       973,536     1,400,907     2,678,005
Other expenses (income):
   Operating
    expenses      1,477,449     1,986,921     3,175,222     4,176,317
   Interest/rental
    expense to
    parent          196,162       220,105       382,110       437,766
   Management fees
    to parent      (114,000)       97,401             -       217,401
   Other expense
    (income)         (6,927)       (5,569)      (89,660)      (10,782)
   Income tax expense
    (benefit)             -      (461,485)            -      (786,284)
   Minority interest in
    earnings of
    subsidiary      (10,444)       (8,585)      (20,452)      (13,457)
                  ---------    ----------    ----------   -----------
      Total other
       expenses   1,542,240     1,828,788     3,447,220     4,020,961

Net loss        $(1,050,138)    $(855,252)  $(2,046,313)  $(1,342,956)
                ===========   ===========   ===========   ===========

Financial Services:
Net rental/interest income:
   Interest on
    loans          $567,549      $880,596    $1,230,771    $1,807,968
   Rental income    813,563       849,440     1,529,022     1,660,894
   Interest/rental
    income from
    subsidiary      196,162       220,105       382,110       437,766
   Interest
    expense        (479,784)     (772,841)   (1,080,492)   (1,570,798)
                 ----------    ----------    ----------    ----------
      Total net rental/
       interest
       income     1,097,490     1,177,300     2,061,411     2,335,830
Other income:
   Other income      11,790        77,285        24,335        90,258
   Management fees
    from
    subsidiary     (114,000)       97,401             -       217,401
   Gain on sale of
    swap contract         -             -             -       484,304
   Gain on sale of
    property              -             -             -       303,570
                -----------    ----------    ----------   -----------
      Total other
       income      (102,210)      174,686        24,335     1,095,533
Other expenses:
   Depreciation expense
    on leased
    properties      181,134       197,887       355,587       387,004
   Other operating
    expenses        390,171       442,167       804,670       896,551
   Income tax expense
    (benefit)             -             -             -       107,499
               ------------    ----------   -----------   -----------
      Total other
       expenses     571,305       640,054     1,160,257     1,391,054

Preferred stock
 dividends expense  226,276       359,428       452,551       718,856
              -------------    ----------   -----------   -----------

Net income         $197,699      $352,504     $472,938     $1,321,453
              =============    ==========   ===========   ===========

STATEMENTS OF OPERATIONS - COMBINED

Net (loss) income:
   Consumer
    Products    $(1,050,138)    $(855,252)  $(2,046,313)  $(1,342,956)
   Financial
    Services        197,699       352,504       472,938     1,321,453
                 ----------    ----------   -----------   -----------
Net loss applicable to
 common
 shareholders     $(852,439)    $(502,748)  $(1,573,375)     $(21,503)

Basic Loss Per
 Share              $ (0.23)      $ (0.13)     $  (0.42)     $  (0.01)
Diluted Loss Per
 Share              $ (0.23)      $ (0.13)     $  (0.42)     $  (0.01)

Basic average
 shares
 outstanding      3,727,589     3,727,589     3,727,589     3,727,589
Diluted average
 shares
 outstanding      3,727,589     3,730,637     3,727,589     3,730,929


    CONTACT: The Middleton Doll Company
             George R. Schonath, 262-523-4300